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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

      This stock purchase agreement (the "Agreement") is made and entered into as of January 6, 2006 by and between Slammer Partners L.P., a Texas limited partnership ("Slammer"), Tim D. Edmondson ("Edmondson"), and Xponential, Inc., a Delaware corporation ("Buyer"). Slammer, Edmondson and Buyer are hereinafter sometimes referred to individually as a "party" and collectively as the "parties."

      WHEREAS, Slammer is the record and beneficial owner of 190,000 shares of common stock, $0.01 par value (the "Common Stock"), of American IronHorse Motorcycle Company, Inc., a Texas corporation (the "Company"), of which 45,000 shares are pledged to secure indebtedness owed to the Company and 145,000 shares are free and clear of any obligations or encumbrances; and

      WHEREAS, Tim Edmondson is the general partner of Slammer; and

      WHEREAS, Slammer desires to sell to Buyer, and Buyer desires to purchase from Slammer, 190,000 shares of Common Stock (the "Shares") on the terms herein described;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

      1. SALE OF SHARES. Subject to the terms and conditions of this Agreement, Slammer shall sell to Buyer, and Buyer shall purchase from Slammer, the Shares.

      2. CONSIDERATION. The consideration to be paid by Buyer to Slammer for the Shares is $1,615,000, or $8.50 per Share (the "Consideration"), payable as follows:

            (a) payment by Buyer to the Company of $147,055.58, which represents the outstanding principal and accrued interest, on that certain promissory note payable by Tim D. Edmondson and Seller to the Company dated February 1, 2004 in the original principal amount of $133,384.22 (the "Prior Note") which will cause the Company to release the certificate evidencing the pledged Shares to Buyer (Edmondson and Slammer hereby direct Seller to make such payment directly to the Company);

            (b) payment of $500,000 by check to Slammer; and

            (c) the balance by the execution and delivery of an unsecured promissory note in the amount of the balance of the Consideration payable in thirty six (36) equal monthly installments of principal plus accrued interest, with the first payment due and payable on February 6, 2006 and continuing on the same date thereafter until paid in full (the "Note").

            In the event of the closing on or before December 31, 2006 of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering

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the offering and sale of the Company's common stock for the account of the
Company in which the aggregate gross proceeds received by the Company equals or exceeds $30,000,000 and in which the price per share is equal to or greater than $15.00 (based on the current number of shares of common stock outstanding, as adjusted for any subsequent stock splits) the following will occur within thirty
(30) days following the closing of such an offering (i) the Note will become due and payable in full, and (ii) Buyer will pay to Seller in cash an additional $2.00 per share for the Shares ($380,000). Upon the closing of such an offering, payment in full of the Note and additional $2.00 per Share consideration, the parties shall have no further rights or obligations hereunder.

      3. CLOSING. In the absence of contrary agreement between the parties, the sale shall be closed (the "Closing") at the offices of Holland, Johns, Schwartz & Penny, L.L.P., 306 West Seventh Street, Suite 500, Fort Worth, Texas 76102, at a mutually agreeable time but in no event later than January 6, 2006.

      4. DELIVERY AT CLOSING.

            (a) At the Closing Slammer will deliver to Buyer the certificates and other instruments evidencing the Shares being purchased by Buyer duly endorsed in blank or accompanied by a stock power executed in blank in proper form for transfer.

            (b) At the Closing, Buyer will deliver:

                  (1) to the Company a check in the amount of $147,055.58 representing payment in full of the Prior Note;

                  (2) to Slammer a check in the amount of $500,000, representing the portion of the Consideration due and payable at the Closing; and

            (c) to Slammer the Note.

      5. SLAMMER'S REPRESENTATIONS AND WARRANTIES. Slammer represents and warrants to Buyer that the statements contained in this SECTION 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing date were substituted for the date of this Agreement throughout this SECTION 5) with respect to itself.

            (a) Slammer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

            (b) Slammer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Slammer, enforceable in accordance with its terms and conditions. Slammer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Slammer.

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            (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Slammer is subject or any provision of its charter, bylaws, or other governing documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in either party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Slammer is a party or by which it is bound or to which any of its assets is subject, or (iii) result in the imposition or creation of a lien upon or with respect to the Shares.

            (d) Slammer holds of record and owns beneficially the Shares free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Slammer is not a party to any option, warrant, purchase right, or other contract or commitment relating to the Shares (other than this Agreement). Slammer is not a party to any voting trust, proxy, or other agreement or understanding with respect to the Shares.

            (e) The provisions of this SECTION 5 shall survive the Closing.

      6. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Slammer that the statements contained in this SECTION 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing date were substituted for the date of this Agreement throughout this SECTION 6) with respect to itself.

            (a) Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (b) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in either party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which he is bound or to which any of his assets is subject, or (iii) result in the imposition or creation of a lien upon or with respect to the Shares.

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            (c) The Shares will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Shares.

            (d) The Shares are not being registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under applicable state and federal securities laws.

            (e) Buyer has received all the information Buyer considers necessary or appropriate for deciding whether to purchase the Shares; provided that the information provided by Slammer to Buyer does not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (f) Buyer is experienced in evaluating and investing in securities of companies similar to the Company, is represented by legal and/or investment advisory counsel with regard to this Agreement or has voluntarily elected to forego such counsel, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

            (g) The Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

            (h) The certificate(s) evidencing the Shares will be endorsed with the legend set forth below:

      "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT EITHER (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW, OR
      (2) AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT THESE SHARES ARE EXEMPT FROM SUCH REGISTRATION."

            (i) The provisions of this SECTION 6 shall survive the Closing.

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      7. WAIVER OF CONFLICT.

            (a) Slammer and Buyer each acknowledge that Margaret E. Holland and the law firm of Holland, Johns, Schwartz & Penny, L.L.P. have represented Slammer and Edmondson since approximately April 1999, Buyer since approximately March 2001, and the Company since approximately March 1998. By the execution of this Agreement, Slammer and Buyer each (i) waive for itself/himself and those who could claim by, through, or under it/him any conflicts of interest or potential conflict of interest that might arise out of such prior representation, (ii) acknowledge that it/he has been apprised of such potential conflict of interest, and (iii) acknowledge that it/he has been fully informed of the legal implications of this waiver of conflict of interest and has been advised to retain separate legal counsel to advise it/him on this matter.

            (b) The parties, by signing this Agreement, agree as follows:

                  (1) that the parties acknowledge the disclosure of the potential and actual conflicts of interest described herein as they relate to Margaret E. Holland and Holland, Johns, Schwartz & Penny, L.L.P;

                  (2) that the parties agree to waive any potential or actual conflicts of interest associated with the contemplated legal work by Holland, Johns, Schwartz & Penny, L.L.P. in connection with the representation in connection with this Agreement;

                  (3) that, as to arbitration and litigation concerning this Agreement, Slammer will not seek to disqualify Buyer's legal counsel from its representation, or support such disqualification, in connection with the transaction contemplated by this Agreement; and

                  (4) that the parties are fully informed regarding the legal implications of this waiver of conflicts of interest and have the right, which Holland, Johns, Schwartz & Penny, L.L.P. encourages, to seek and obtain advice of independent legal counsel concerning the law and the implications of this waiver request.

      8. SEVERABILITY. To the extent that any provision herein is inconsistent with or in violation of any applicable law, rule or regulation, such provision shall be deemed modified so as to comply with such applicable law, rule or regulation, and shall not otherwise affect any other provisions of this Agreement. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of that provision or of any other provisions of this Agreement in any other jurisdiction.

      9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

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      10. FURTHER ACTIONS. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. ADVICE OF COUNSEL; VOLUNTARY AGREEMENT. Each of the parties agrees and represents that such party has been represented by each party's own separate counsel with regard to the execution of this Agreement or that, if acting without counsel, such party has had adequate opportunity and understands the importance to such party's interest of obtaining the advice of such party's own separate counsel prior to the execution of this Agreement and has knowingly and freely waived the right to obtain advice of such party's own separate counsel. Each party has fully read and understands this Agreement. This Agreement is the knowing and voluntary agreement of each of the parties.

      13. ENTIRE AGREEMENT. This Agreement and the instruments called for by this Agreement constitute the whole agreement of the parties and supersedes any commitment, agreement, memorandum or understanding previously made by the parties, or any of them, with respect to the subject matter of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SLAMMER:                                  SLAMMER PARTNERS L.P.

                                          By: /s/ Tim D. Edmondson
                                              ----------------------------------
                                              Tim Edmondson, General Partner

                                          P.O. Box 78
                                          Argyle, Texas 76226

EDMONDSON:                                /s/ Tim D. Edmondson
                                              ----------------------------------
                                              Tim D. Edmondson

                                          P.O. Box 78
                                          Argyle, Texas 76226

BUYER:                                    XPONENTIAL, INC.

                                          By: /s/ Dwayne A, Moyers
                                              ----------------------------------
                                          Its: Chairman & CEO
                                              6400 Atlantic Boulevard, Suite 190
                                              Norcross, Georgia  30071

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                                 PROMISSORY NOTE

$967,944.42                  Fort Worth, Texas                   January 6, 2006

      FOR VALUE RECEIVED, the undersigned, Xponential, Inc. ("Maker"), with its principal offices located at 6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071, promises to pay to the order of Slammer Partners, L.P. ("Payee") at its offices located at P. O. Box 78, Argyle, Texas 76226, Denton County, Texas, the sum of NINE HUNDRED SIXTY SEVEN THOUSAND NINE HUNDRED FORTY-FOUR AND 42/100 DOLLARS ($967,944.42) in legal and lawful money of the United States of America, together with interest thereon from the date hereof until maturity at the rate of seven and one-quarter percent (7.25%) per annum. All past due principal and interest shall bear interest at ten percent (10%) per annum.

      No provision of this note shall require the payment or permit the collection of interest in excess of the maximum lawful rate which Maker may stipulate and agree to pay as determined by a court of competent jurisdiction. If it is so determined that any excess interest is provided for herein, Maker shall not be obligated to pay the amount of interest to the extent that it is in excess of the amount permitted by law, and any excess interest paid shall be credited as a payment on the principal balance or, if applicable, refunded to Maker.

      Unless maturity is accelerated as provided below, this note is payable as follows: principal and interest are due in thirty-six (36) monthly installments of $29,998.08 each, payable on the sixth day of each and every calendar month, beginning February 6, 2006 and continuing regularly thereafter until all principal and all unpaid accrued interest has been paid in full.

      All payments received on this note shall be credited first to the discharge of the interest accrued and the balance to the reduction of principal.

      Maker hereof reserves the right to prepay, prior to maturity, all or any part of the principal of this note without penalty, and interest shall immediately cease on any amount so prepaid. Any prepayment is to be applied toward the payment of the principal installments last maturing upon this note, that is, in the inverse order of maturity and without reducing the amount or time of payment of the remaining obligatory installments.

      This note shall be governed by the laws of the State of Texas and all applicable federal laws.

      It is expressly agreed that upon default in the punctual payment of this note or any part thereof, principal or interest, as the same shall become due and payable, the entire indebtedness evidenced hereby shall be matured, at the option of the holder hereof.

      In the event this note, or any part hereof, is placed in the hands of an attorney for collection or is collected through probate, bankruptcy, or other judicial proceedings

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(including any proceedings, state or federal, for the relief of debtors), Maker agrees to pay to the holder hereof a reasonable attorney's fee which in no event shall be less than ten percent (10%) of the principal and interest then due hereon.

      Maker and any sureties and endorsers of this note expressly waive all notices, demands for payment, presentations for payment, notices of acceleration and of intention to accelerate the maturity, protest and notice of protest, as to this note, and as to each, every and all installments hereof, and each consents that Payee or any other holder of this note may at any time, and from time to time, upon request of or by agreement with Maker, extend the date of maturity hereof or change the time or method of payments without notice to any of the sureties or endorsers, who shall remain bound for the payment hereof.

      This principal and accrued interest is subject to acceleration as more fully described in that certain Stock Purchase Agreement dated as of the date hereof by and among Payee, Maker and Tim D. Edmondson.

                                        Xponential, Inc.

                                            By: /s/ Dwayne A, Moyers
                                                --------------------------------
                                                Chairman & CEO

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